News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision Corporation Provides
First Quarter 2008 Update

First Quarter 2008 Same Store Volume Increases 9%,
Company Reduces Total Debt by 6%

ST. LOUIS, MO, April 29, 2008: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced a mid-quarter update for the first quarter of 2008.

The company’s first quarter 2008 refractive centers total procedures increased by approximately 9% on a same store (majority-owned) basis*, with total refractive center procedures increasing by approximately 7% across all centers. Combined with growth in both the doctor services and eye care segments, the company saw significant growth in cash flow, enabling it to reduce its total debt outstanding by $6.9 million during the first quarter.

Jim Wachtman, President and Chief Executive Officer of TLCVision, commented, “We are pleased to see the strong growth in our core refractive business during the first quarter despite a soft economy. Our robust model, led by strong consumer marketing, drove patients through all three of our acquisition channels. Consumers responded to our advertising message of quality and trust. We continue to outpace industry growth rates and gain market share.

One of our stated goals for 2008 is to use our strong cash flow to de-lever the balance sheet. We made significant progress toward that goal during the first quarter as we reduced our total outstanding debt by over 6%. In the last three quarters we have reduced our $85 million senior secured term loan by $8.3 million to $76.7 million.”

First Quarter 2008 Earnings Call

The company will host a conference call and live web cast with investors and analysts on Tuesday, May 6, 2008 at 4:30 p.m. (EDT). To access, please dial 866-303-7746 or 416-641-6141 (international callers). The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until May 20, 2008. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3258680. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

* excludes centers where TLCVision has a minority interest

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the website at www.tlcv.com.